UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

SPAR Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-27824 (Commission File No.)	33-0684451 (IRS Employer Identification No.)

580 White Plains Road, Suite 600, Tarrytown, New York	10591
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 332-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the regular meeting of the Board of Directors (the “Board”) of SPAR Group, Inc., the registrant (“SGRP”), on August 9, 2006, on the recommendation of its Governance Committee and in accordance with its By-Laws, the Board unanimously approved the increase of the size of the Board from six to seven members and appointed Mr. C. Manly Molpus to serve as an independent director to fill the vacancy created by the increase in Board size, effective immediately. Mr. Molpus, 65, also was appointed as a member of the Board’s Audit, Compensation and Governance Committees. If then a candidate, Mr. Molpus would first face an election by the stockholders of SGRP at their 2007 annual meeting.

On August 15, 2006, SGRP issued a press release reporting the appointment of Mr. Molpus as a director, which press release is attached to this Current Report on Form 8-K (the “Report”) as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release of the Registrant dated August 15, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR GROUP, INC.

Date: August 15, 2006	By:	/s/ Charles Cimitile

Charles Cimitile
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of the Registrant dated August 15, 2006.